GUARANTY

         Reference is made to the Non-Negotiable Promissory Note of Gemini VII, Inc. ("Maker") to The Sagemark Companies Ltd. ("Payee") in the principal amount of $3,500,000 dated November 17th, 2000 (the "Note"), the terms of which are incorporated herein by reference thereto. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned (each a "Guarantor" and, collectively, the "Guarantors") hereby severally, but not jointly, guarantee the obligations of Maker under the Note, subject to and in accordance with the terms hereof including, but not limited to, the penultimate paragraph hereof. The Guarantor's guarantee hereunder is a guarantee of payment and not of collection.

         By their execution hereof, each of the undersigned Guarantors hereby agree to be bound by the provisions of Paragraphs 8, 9, 10 and 11 of the Note, the terms of which are incorporated herein by reference thereto.

         In the event of any breach by either of the Guarantors of this Guaranty, the Guarantor who is in breach shall be severally, but not jointly, liable to Payee, in addition to the Guarantors' guarantee of Maker's obligations under the Note, as aforesaid, for (i) interest at the rate of 10% per annum from the date of default to the date of payment, only on such portion of the unpaid principal amount of the Note which is in default, and (ii) all reasonable costs of collection incurred by Payee in connection with enforcing this Guaranty, including Payee's reasonable counsel fees and disbursements (it being acknowledged and agreed by Payee that the non-breaching Guarantor shall have no liability hereunder). By its execution hereof, Payee hereby agrees that in the event it commences an action or other legal proceeding to enforce the provisions of this Guaranty and the Guarantors, or either of them, prevail in any such action, Payee shall be liable for the payment of all of either or both of such Guarantors' reasonable costs of collection, including such Guarantors' reasonable counsel fees and disbursements.

         Notwithstanding any provision of this Guaranty or the Note to the contrary, each Guarantor shall only be liable hereunder for 50% of the total amount of any liability of Maker under the Note (and 50% of the amounts described in clauses (i) and (ii) above) and, in all circumstances, such liability shall apply only to the extent that either of the Guarantors actually receives amounts or sums from the general partner of Sagemark Capital LP (the "Partnership") which are based upon or derived from distributions of sums received by such general partner from the Partnership pursuant to Section 3.19 of the Agreement of Limited Partnership of the Partnership (less the amount of all applicable Federal, state and local taxes computed at the maximum applicable tax rate, i.e., the maximum Federal tax rate is currently 39.8%) or either of the Guarantors actually receives proceeds from the sale by Gemini VII, Inc. of the shares of capital stock of Gavelnet.com, Inc. or JewelersEdge, Inc. (less the amount of all applicable Federal, state and local taxes, if any; however, the Guarantors will use their best efforts to have Gemini pay the net proceeds from such sale directly to The Sagemark Companies, Ltd.).

         Each of the Guarantors have duly authorized the execution and delivery of this Guaranty as of the 17th day of November, 2000. For purposes of this Guaranty, notices by Payee to either of the Guarantors may be given if addressed to each Guarantor at 700 Gemini, Suite 104, Houston, Texas 77058 (or any such other address as either Guarantor may notify Payee of in writing after the date hereof).

WITNESS:

                                            /s/ FRANK DELAPE
------------------------                    ---------------------------------
                                            Frank DeLape

------------------------
Print Name and Title

WITNESS:

                                            /s/ RICHARD YOUNG
------------------------                    ---------------------------------
                                            Richard Young

------------------------
Print Name and Title

                                            AGREED TO AND ACKNOWLEDGED this
                                            17th day of November, 2000

WITNESS:                                    THE SAGEMARK COMPANIES, LTD.

                                            By: /s/ STEVE JONES
------------------------                        -----------------------------
                                                Steve Jones
                                                Chief Financial Officer

------------------------
Print Name